As filed with the Securities and Exchange Commission on March 29, 2017
Registration No. 333-210321

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1
ON
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________________

Bare Metal Standard, Inc.
(Exact name of registrant as specified in its charter)

Idaho
(State or other jurisdiction of incorporation or organization)

47-5572388
(I.R.S. Employer Identification No.)

3604 S. Banner Street
Boise, Idaho 83709
Phone: (208) 898-9379
(Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

James Bedal
3604 S. Banner Street
Boise, Idaho 83709
Phone: (208) 898-9379
(Name, address and telephone number of agent for service)

Copies to:
Thomas C. Cook, Esq.
Law Offices of Thomas C. Cook
1980 Festival Plaza Drive, Suite 530
Las Vegas, NV 89135
Phone: (702) 524-9151

BARE METAL STANDARD, INC.

NOTIFICATION OF STATUS OF REGISTRATION STATEMENT

The Registration Statement on Form S-1, SEC file number 333-210321, originally filed by Bare Metal Standard, Inc. (the "Registrant") on March 22, 2016, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, Amendment No. 7 and Amendment No 8 on Form S-1/A thereto, filed with the Commission on March 22, 2016, June 1, 2016, July 20, 2016, August 25, 2016, September 19, 2016, October 7, 2016, November 3, 2016, December 5, 2016, and January 9, 2017, respectfully (as so amended, the "Registration Statement") and deemed effective by the U. S. Securities and Exchange Commission on January 18, 2017, related to the Offering of a maximum of 6,000,000 units, each unit consisting of one share of common stock, $0.001 par value, as well as one warrant to purchase one share of common stock, $0.001 par value at a price of $0.50 per unit pursuant to a self-underwritten Offering. The Registrant closed on the Offering on March 27, 2017. No shares were sold by the Registrant. There were 6,000,000 units, each unit consisting of one share of common stock, $0.001 par value, as well as one warrant to purchase one share of common stock, $0.001 par value unsold in this Offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Boise, State of Idaho on March 29, 2017.

Date: March 29, 2017

Bare Metal Standard, Inc. Registrant
By:/s/ James Bedal
James Bedal Chief Executive Officer, President and Director Principal Executive, Financial and Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ James Bedal	Chief Executive Officer, Principal	March 29, 2017
James Bedal	Financial Officer, Principal Accounting Officer and Director